Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-1

(Form Type)

OBOOK Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common shares, par value US$0.001 per share	Rule 457(c)	11,500,000(4)	$5.7975(2)	$66,671,250.00	$0.0001381	$9,207.30
Fees to Be Paid	Equity	Class A common shares, par value US$0.001 per share	Rule 457(g)	850,340(5)	$7.82(3)	$6,649,658.80	$0.0001381	$918.32
	Total Offering Amounts					$73,320,908.80		$10,125.62
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$10,125.62

Notes:

(1)
Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional Class A Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions in respect of the Class A Common Shares being registered hereby.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low reported prices of the Registrant’s Class A Common Shares on May 13, 2026 as reported on the Nasdaq Global Market.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, as amended, based on the exercise price of the Warrant of $7.82 per Class A Common Share.
(4)
Represents the maximum number of Class A Common Shares that may be issuable upon conversion of, or as Repayment Shares in payment of monthly installments under, the Note held by the Selling Shareholder named in this Registration Statement.
(5)
Represents the maximum number of Class A Common Shares that may be issuable upon exercise of the Warrant issued to the Selling Shareholder named in this Registration Statement.